Exhibit 99.1

Sientra Announces Sale of miraDry Business to 1315 Capital

Transaction Enables Sharper Focus on Company’s Rapidly Growing Breast Product Business

Santa Barbara, CA – May 11, 2021 – Sientra, Inc. (NASDAQ: SIEN) (“Sientra” or the “Company”), a medical aesthetics company uniquely focused on plastic surgeons, today announced it has entered into a definitive agreement to sell its miraDry business to 1315 Capital, a healthcare growth equity firm investing in commercial stage companies across medical devices, healthcare services, and therapeutics. Subject to certain terms and conditions, the transaction is expected to close within the next 30 days.

“Sientra’s strategic decision to focus investment on its core Breast Products business constrained our ability to maximize the miraDry opportunity given the different business models” said Ron Menezes, President and Chief Executive Officer of Sientra. “We are delighted to have found the best partner in 1315 Capital who has recognized the untapped potential of the miraDry business and is committed to serving and growing the current installed base of over 1,600 miraDry systems. The Sientra team will be working side-by-side with 1315 Capital to ensure a smooth transition for our existing miraDry customers.”

“The sale of miraDry will enable Sientra to focus on our core Breast Products business and the plastic surgery channel,” continued Mr. Menezes. “Our team is more energized than ever to concentrate on our rapidly growing Breast Products business within both the augmentation and reconstruction markets by targeting market share expansion with existing and new accounts and executing on our development pipeline that will extend or evolve our offerings. I am confident that Sientra is now in the best position possible to become a leader of transformative treatments and technologies focused on progressing the art of plastic surgery.”

“Our team has been actively evaluating the aesthetics capital and consumables space for several years as an investment theme, and we are excited by the demonstrated efficacy and growth potential of miraDry” said Adele C. Oliva, Founding Partner of 1315 Capital. “We look forward to investing behind miraDry and expanding its reach to help provide relief to patients with sweat concerns all over the globe.”

“I’d like to thank Sientra for their custodianship of miraDry and partnership during this transition,“ said Arash Khazei, who will be Chief Executive Officer of the miraDry business. “In concert with 1315 Capital, we plan to focus on our customers to help expand miraDry through excellence in service, support, training, and collaboration.”

About Sientra

Headquartered in Santa Barbara, California, Sientra is a medical aesthetics company uniquely focused on plastic surgeons. The Company mission is to offer proprietary innovations and unparalleled partnerships that radically advance how plastic surgeons think, work and care for their patients. Sientra has developed a broad portfolio of products with technologically differentiated characteristics, supported by independent laboratory testing and strong clinical trial outcomes. The Company’s Breast Products segment includes its Sientra round and shaped breast implants, the first fifth generation breast implants approved by the FDA for sale in the United States, its ground-breaking Allox2® breast tissue expander with patented dual-port and integral drain technology, and BIOCORNEUM®, the #1 performing, preferred and recommended scar gel of plastic surgeons(*).

Sientra uses its investor relations website to publish important information about the Company, including information that may be deemed material to investors. Financial and other information about Sientra is routinely posted and is accessible on the Company’s investor relations website at www.sientra.com.

(*) Data on file

About 1315 Capital

1315 Capital is a private investment firm with over $500 million under management that provides expansion and growth capital to commercial-stage healthcare services, medical technology, and specialty therapeutics companies. We target markets where high-quality management teams can rapidly scale platform companies into large and important businesses that positively impact patients, physicians, and the broader healthcare system.

About miraDry

The miraDry system is the only FDA cleared device to reduce underarm sweat, odor and permanently reduce hair of all colors. The miraDry non-invasive procedure is safe and highly efficacious with a proven commercial and clinical track record. Physicians and patients are encouraged to visit www.miramarlabs.com or www.miradry.com for additional information.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are made only as of the date of this release. The words ‘‘believe,’’ ‘‘may,’’ ‘‘might,’’ ‘‘could,’’ ‘‘will,’’ ‘‘aim,’’ ‘‘estimate,’’ ‘‘continue, ‘‘anticipate,’’ ‘‘intend,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘position,” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes are intended to identify estimates, projections and other forward-looking statements. Forward-looking statements may include information concerning the closing of the sale of the miraDry business to 1315 Capital, the Company’s ability to grow its Breast Products business, the Company’s ability to grow its Breast Products market share, and the Company’s ability to execute on its Breast Products development pipeline. Such statements are subject to risks and uncertainties, including the scope and duration of the COVID-19 pandemic, the Company’s ability to recapture delayed procedures resulting from the COVID-19 pandemic, the positive reaction from plastic surgeons and their patients to Sientra’s Breast Products, the positive reaction from plastic surgeons and patients to Sientra’s marketing, sales and educational programs, and the ability to execute on the Company’s commercial, product development and manufacturing initiatives. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of Sientra’s public filings with the Securities and Exchange Commission. All statements other than statements of historical fact are forward-looking statements. The words ‘‘believe,’’ ‘‘may,’’ ‘‘might,’’ ‘‘could,’’ ‘‘will,’’ ‘‘aim,’’ ‘‘estimate,’’ ‘‘continue, ‘‘anticipate,’’ ‘‘intend,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘position,” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes are intended to identify estimates, projections and other forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, and such estimates, projections and other forward-looking statements speak only as of the date they were made, and, except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection or forward-looking statement. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business.

Investor Relations Contact

Leigh Salvo

ir@sientra.com